Exhibit 10.2

Amended and Restated Installment Note LIBOR-based Rate (Interim Construction/Term Loan)

AMOUNT $32,790,000.00	NOTE DATE September 11, 2017	MATURITY DATE September 11, 2020

For value received, the undersigned promise(s) to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Texas, the principal sum of THIRTY-TWO MILLION SEVEN HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($32,790,000.00), or, if less, the total of advances from time to time made hereon and remaining outstanding, together with interest in accordance with the terms and conditions contained herein.

This Amended and Restated Installment Note amends, restates and replaces in its entirety that certain Installment Note dated January 8, 2015 executed by the undersigned in favor of Bank in the original stated amount of $34,148,000.00.

Subject to the terms and conditions of this Note, the unpaid principal balance outstanding under this Note from time to time shall bear interest at the LIBOR-based Rate plus the Applicable Margin, except during any period of time during which, in accordance with the terms and conditions of this Note, the Indebtedness hereunder shall bear interest at the Prime Referenced Rate plus the Applicable Margin.

The LIBOR-based Rate plus the Applicable Margin shall be the Applicable Interest Rate under this Note from the date of this Note, as set forth above, until the end of the Interest Period applicable to such LIBOR-based Rate, which shall be the first Business Day of the next succeeding month following the date of this Note. Effective as of the first Business Day of such next succeeding month, and as of the first Business Day of each succeeding month thereafter, the LIBOR-based Rate for the Interest Period commencing as of each such date shall become effective and such LIBOR-based Rate plus the Applicable Margin shall continue to be the Applicable Interest Rate for and in respect of the unpaid principal Indebtedness from time to time outstanding under this Note during such Interest Period, unless the LIBOR-based Rate is not otherwise available to the undersigned as the basis for the Applicable Interest Rate hereunder for the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, in which case, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank’s rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default.

Interest accruing hereunder on the basis of the Prime Referenced Rate (to the extent applicable) shall be computed on the basis of a 360-day year, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime Referenced Rate, on the date of each such change. Interest accruing on the basis of the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

Payments under this Note shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

Accrued and unpaid interest hereunder shall be payable monthly, in arrears, on the first (1st) day of each month, commencing on September 1, 2017, and on a like day of each succeeding month thereafter, until the Maturity Date, when the entire unpaid balance of principal and interest under this Note shall be due and payable (unless sooner accelerated in accordance with the terms of this Note). In the event the undersigned extends the Maturity Date pursuant to and in accordance with the First Extension Period (as defined in the Loan Agreement), then commencing on the first (1st) day of the first month after the commencement of the First Extension Period and continuing on the first (1st) day of each month thereafter until the First Extended Maturity Date (as defined in the Loan Agreement), in addition to accrued interest, principal on this Note shall be paid in equal monthly principal installments in an amount equal to the Monthly Principal Installment (as defined in the Loan Agreement). Thereafter, in the event the undersigned further extends the Maturity Date pursuant to and in accordance with the Second Extension Period (as defined in the Loan Agreement), then the undersigned shall continue to pay on the first (1st) day of each month until the Second Extended Maturity Date (as defined in the Loan Agreement), in addition to accrued interest, monthly principal installments in an amount equal to the Monthly Principal Installment. Unless sooner accelerated in accordance with the terms of this Note, the entire remaining unpaid balance of principal and accrued interest on this Note shall be payable on the Maturity Date set forth above.

Subject to the terms and conditions of this Note and the other Loan Documents (defined below), advances of principal may be made hereunder until, but not after, the original Maturity Date, subject to the terms and conditions of the Loan Agreement. The sum of all advances made hereunder shall not exceed the face amount hereof, and amounts repaid may not be reborrowed. The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned less principal payments actually received by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error.

From and after the occurrence of any Event of Default (as defined in the Loan Agreement), and so long as any such Event of Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate(s) (the “Default Rate”), which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor (excluding the final installment due on maturity, whether by acceleration or otherwise), but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default hereunder.

In no event shall the interest payable under this Note at any time exceed the Maximum Rate. The term “Maximum Rate”, as used herein, shall mean at the particular time in question the maximum nonusurious rate of interest which, under applicable law, may then be charged on this

Note. If on any day the Applicable Interest Rate hereunder in respect of any Indebtedness under this Note shall exceed the Maximum Rate for that day, the rate of interest applicable to such Indebtedness shall be fixed at the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Rate. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the undersigned from time to time as of the effective date of each change in such maximum rate. For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

The amount from time to time outstanding under this Note, the Applicable Interest Rate(s), the Interest Period(s), if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

In the event that the LIBOR-based Rate plus the Applicable Margin is the Applicable Interest Rate for the principal Indebtedness outstanding under this Note, and any payment or prepayment of any such Indebtedness shall occur on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if the undersigned shall fail to make any payment of principal or interest hereunder at any time that the LIBOR-based Rate is the basis for the Applicable Interest Rate hereunder in respect of such Indebtedness, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties (“LIBOR Costs”). Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, for the period from the date of such prepayment through the last day of the relevant Interest Period, at the applicable rate of interest provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Indebtedness hereunder through the purchase of an underlying deposit in an amount equal to the amount of such Indebtedness and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund the Indebtedness hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay all or any part of the outstanding balance of any Indebtedness hereunder at any time without premium or penalty, provided, however, that if the undersigned prepays any part of the outstanding balance of any Indebtedness hereunder which is bearing interest at such time based upon the LIBOR-based Rate, the undersigned shall pay to the Bank LIBOR Costs incurred by the Bank due to such prepayment. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

For any Indebtedness hereunder for which the Applicable Interest Rate is at any time based upon the LIBOR-based Rate, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying this Note and the relevant Indebtedness hereunder on the books of such LIBOR Lending Office.

If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Interest Period, or (c) the LIBOR-based Rate plus the Applicable Margin will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the LIBOR-based Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, any obligation of the Bank to maintain any of the Indebtedness outstanding under this Note at an Applicable Interest Rate based upon the LIBOR-based Rate shall be suspended, and the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If any Change in Law shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to maintain any of the Indebtedness under this Note with interest based upon the LIBOR-based Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, (a) until Bank notifies the undersigned that such conditions or circumstances no longer exist, any obligation of the Bank to maintain any of the Indebtedness hereunder at an Applicable Interest Rate based upon the LIBOR-based Rate shall be suspended, and thereafter, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for the Indebtedness hereunder during such period of time, and (b) if Bank may not lawfully continue to maintain the Indebtedness hereunder at an Applicable Interest Rate based upon the LIBOR-based Rate to the end of the then current Interest Period applicable thereto, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for the remainder of such Interest Period.

If any Change in Law: (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital or liquidity is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy and liquidity), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and/or liquidity and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other indebtedness and liabilities of any kind of the undersigned to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any Loan Document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the undersigned; and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise (collectively “Indebtedness”) are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of the undersigned from time to time with the Bank, by all property of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by the undersigned to or for the benefit of the Bank (collectively “Collateral”). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in the undersigned’s principal dwelling or in the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned unless expressly provided to the contrary in another place.

If an Event of Default (as defined in the Loan Agreement) occurs and is continuing, then the Bank may, at its option and without prior notice to the undersigned, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned, charge interest at the Default Rate and exercise any one or more of the rights and remedies granted to the Bank by any Loan Document or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

Except as specifically set forth in a Loan Documents, the undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Texas Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to pay or reimburse Bank, or any other holder or owner of this Note, on demand, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, execution, delivery, amendment, administration, and performance of this Note and the related documents, or incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the Indebtedness evidenced by this Note. SECTION 9.12 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED BY REFERENCE AS IF SUCH PROVISION WERE INCLUDED HEREIN.

This Note and all other documents, instruments and agreements evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with this Note or the Indebtedness evidenced hereby (whether executed and delivered prior to, concurrently with or subsequent to this Note), as such documents may have been or may hereafter be amended from time to time (collectively, the “Loan Documents”) are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by the undersigned or prepayment agreement results (or would, if complied with, result) in the undersigned having paid, contracted for or being charged for any interest in excess of that permitted by law, then it is the express intent of the undersigned and Bank that this Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Bank shall be credited on the principal balance of this Note or, if fully paid, upon such other Indebtedness as shall then remain outstanding (or, if this Note and all other Indebtedness have been paid in full, refunded to the undersigned), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the undersigned for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the undersigned to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to the undersigned as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

For the purposes of this Note, the following terms have the following meanings:

“Applicable Interest Rate” means, in respect of all or any part of the Indebtedness hereunder, either the LIBOR-based Rate plus the Applicable Margin or (subject to the terms of this Note) the Prime Referenced Rate plus the Applicable Margin, as determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means, (i) with respect to any principal accruing interest at the LIBOR-based Rate, 2.75% per annum, or (ii) with respect to any principal accruing interest at the Prime Referenced Rate, 1.0% per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Dallas, Texas, and, in respect of notices and determinations relating to the LIBOR-based Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation, administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Interest Period” means a period of one (1) month (or such shorter period as may be acceptable to Bank in its sole discretion). The initial Interest Period hereunder shall commence as of the date of the first advance under this Note, and shall end on the first Business Day of the next succeeding month following the date of such advance. The next occurring Interest Period, and each succeeding Interest Period, shall commence on the first Business Day of the month and shall end on the first Business Day of the next succeeding month; provided, however, that no Interest Period shall extend beyond the Maturity Date.

“LIBOR-based Rate” means a per annum interest rate which is equal to the quotient of the following:

(a)	the LIBOR Rate;

divided by

(b)

1.00 minus the maximum rate (expressed as a decimal) during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“LIBOR Rate” means, with respect to any Indebtedness outstanding under this Note bearing interest on the basis of the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period for such Indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Dallas, Texas time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “LIBOR Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Dallas, Texas time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the amount of the outstanding Indebtedness hereunder which is to bear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant Interest Period; provided, however, and notwithstanding anything to the contrary set forth in this Note, if at any time the LIBOR Rate determined as provided above would be less than zero percent (0%), then the LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Note (the “LIBOR 0% Floor”), except for any portion of any principal Indebtedness outstanding under this Note which, at any such time, is subject to any Specified Hedging Agreement, in which case, the LIBOR Rate for such portion of such Indebtedness shall be determined without giving effect to the LIBOR 0% Floor. Each calculation by Bank of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“Loan Agreement” means that certain Amended and Restated Construction Loan Agreement dated of even date herewith, executed by and between the undersigned and Bank.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means a per annum interest rate which is equal to the Prime Rate.

“Specified Hedging Agreement” means any agreement or other documentation between the undersigned (or any of them) and Bank providing for an interest rate swap that does not provide for a minimum rate of zero percent (0%) with respect to determinations of the LIBOR Rate, as applicable, for the purposes of such interest rate swap (e.g., determines the floating amount by using the “negative interest rate method” rather than the “zero interest rate method” in the case of any such interest rate swap made under any master agreement or other documentation published by the International Swaps and Derivatives Association, Inc.).

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of

Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[signature page follows]

[signature page to Amended and Restated Installment Note]

SANTAL I, L.L.C., a Texas limited liability company, formerly known as Barton Creek Tecoma I, L.L.C., a Texas limited liability company

By:	STRS L.L.C., a Delaware limited liability company, Manager

By:	Stratus Properties Inc., a Delaware corporation, Sole Member

By:	/s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

212 Lavaca Boulevard, Suite 300	Austin	Texas	78701
STREET ADDRESS	CITY	STATE	ZIP CODE

For Bank Use Only
OFFICER INITIALS	LOAN GROUP NAME	OBLIGOR NAME
OFFICER ID NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT